Exhibit 7

December 30, 2002

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Grantee”) hereby constitutes and appoints Jeffrey B. Lane, Robert Matza and Ellen Metzger, or any one of them, as each such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign and file on behalf of the undersigned any and all statements or reports required under the Securities Exchange Act of 1934, as amended, relating to such Grantee’s beneficial ownership of the common stock of Neuberger Berman Inc., including without limitation statements or reports on Schedules 13D and 13G and on Forms 3, 4 and 5, and any or all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The power of attorney granted herein is a special power of attorney coupled with an interest is irrevocable, shall survive the dissolution, bankruptcy or legal disability of the Grantee, shall extend to its survivors and assigns and may be exercised by such attorney-in-fact by listing each Grantee executing any agreement, instrument, acknowledgement, filing, receipt, power of attorney and other document with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them. This power of attorney shall not be affected by the subsequent disability or incompetence of the Grantee.

This power of attorney shall remain in full force and effect through September 30, 2009. This power of attorney and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, I have hereunto signed my name this 30th day of December, 2002.

KENT SIMONS GRAT #2

/s/ Kent Simons
Kent Simons, Trustee
Neuberger Berman Trust of Delaware
By:	/s/ John W. Mack